April 13, 2004	FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc., Reports Quarterly Earnings of $.89 Per Share
Revenue growth fuels 13% increase in quarterly reported and operating earnings

First Quarter 2004 Financial Highlights:

•	Earnings per diluted share and net income increase 13% over prior year quarter
•	Non-performing assets decline 34% from December 31, 2003
•	Net interest income rises 15% over prior year quarter
•	Noninterest income increases 11% over prior year quarter
•	Deposits grow 6% from December 31, 2003
•	Loans increase 3% from December 31, 2003

Springfield, Mo. -- Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, today reported preliminary earnings for the quarter ended March 31, 2004, were $.89 per share ($6,191,000) compared to the $.79 per share ($5,458,000) the company earned during the same quarter in the prior year. Operating earnings per share for the quarters ended March 31, 2004 and 2003 were the same as reported earnings, $.89 and $.79, respectively, an increase of 13%. There were no significant non-operating items in the quarter ended March 31, 2004. Non-operating items approximately offset each other in the quarter ended March 31, 2003, and did not impact earnings per share.

For the three months ended March 31, 2004, annualized return on average equity was 20.01%; annualized return on average assets was 1.57%; and net interest margin was 3.82%.

"Great Southern had another strong and productive quarter with record operating earnings per share," said Joseph W. Turner, Great Southern president and CEO. "Our earnings growth can be attributed to our hard work in building more comprehensive relationships with our customers and clients. We experienced excellent deposit and loan growth, up $70 million and $35 million, respectively, and had a significant decrease of $5.6 million in non-performing assets. While net interest income drove our net income growth, our focus on noninterest income continued to play an important part in the growth of our company. Also, increased business in our travel company and strategic sales initiatives in our investment division enhanced our commission revenues with a 40% increase compared to a year ago."

Stockholders' equity at March 31, 2004, was $125.3 million (7.9% of total assets), equivalent to a book value of $18.29 per share.

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Non-performing assets at March 31, 2004, were $10.8 million, down $5.6 million from December 31, 2003. Non-performings as a percentage of total assets were .68%. Compared to December 31, 2003, non-performing loans increased $41,000 to $7.4 million while foreclosed assets decreased $5.6 million to $3.4 million. The increase in non-performing loans was due to the addition of smaller unrelated loans to the non-performing category. Partially offsetting this increase was the transfer to foreclosed assets of one relationship with a remaining balance of $504,000. This relationship involves a restaurant and small motel in Springfield, Missouri, and was most recently described as a non-performing loan in the December 31, 2003, Annual Report on Form 10-K.

The decrease in foreclosed assets was primarily related to the sale of one asset relationship totaling $6.0 million. This relationship was most recently discussed as foreclosed assets in the December 31, 2003, Annual Report on Form 10-K, and involved condominium buildings and lots, single-family residences and lots, a golf course, and other developed and undeveloped land. Great Southern recognized no additional loss upon the sale of these assets. No significant foreclosed asset additions or sales, other than that discussed in the previous paragraph, occurred in the three months ended March 31, 2004.

The stock of Great Southern Bancorp, Inc., is quoted on the Nasdaq National Market System under the symbol "GSBC". The last sale of GSBC stock in the quarter ended March 31, 2004, was $49.13.

Great Southern offers a broad range of banking, investment, insurance and travel services to customers and clients. Headquartered in Springfield, Missouri, Great Southern operates 29 branches and more than 140 ATMs throughout southwest and central Missouri. The company also serves lending needs in metropolitan Kansas City through its Kansas City-based loan production branch and in the Northwest Arkansas region through its loan production office in Rogers, Arkansas.

www.greatsouthernbank.com

When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans and deposits in the company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The company wishes to advise readers that the factors listed above could affect the company's financial performance and could cause the company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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The following tables set forth certain selected consolidated financial information of the company at and for the periods indicated. Financial data for all periods is unaudited. In the opinion of management, all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation of the results for and at such unaudited periods have been included. The results of operations and other data for the three months ended March 31, 2004 and 2003 are not necessarily indicative of the results of operations, which may be expected for any future period.

Selected Financial Condition Data:	March 31,	December 31,
	2004	2003
	(Dollars in thousands)
Total assets	$1,595,857	$1,540,723
Loans receivable, gross	1,150,280	1,115,041
Allowance for loan losses	21,329	20,844
Foreclosed assets, net	3,396	9,034
Available-for-sale securities, at fair value	275,534	259,600
Held-to-maturity securities, at amortized cost	46,107	53,944
Deposits	1,207,032	1,137,427
Total borrowings	251,750	276,584
Stockholders' equity	125,349	119,548
Non-performing assets	10,828	16,425

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2004	2003	2003
Selected Operating Data:	(Dollars in thousands)
Interest income	$19,852	$18,577	$19,742
Interest expense	5,645	6,245	5,509
Net interest income	14,207	12,332	14,233
Provision for loan losses	1,200	1,200	1,200
Noninterest income	5,532	4,964	5,393
Noninterest expense	9,298	7,889	10,094
Provision for income taxes	3,050	2,749	2,701
Net income	$6,191	$5,458	$5,631

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2004	2003	2003
Per Common Share:
Net income (fully diluted)	$.89	$.79	$.81
Book value	$18.29	$15.86	$17.45
Earnings Performance Ratios:
Annualized return on average assets	1.57%	1.58%	1.50%
Annualized return on average stockholders' equity	20.01%	20.16%	18.92%
Net interest margin	3.82%	3.74%	4.00%
Average interest rate spread	3.63%	3.53%	3.80%
Adjusted efficiency ratio (excl. foreclosed assets)	46.26%	44.09%	47.29%
Non-interest expense to average total assets	2.32%	2.20%	2.47%
Asset Quality Ratios:
Allowance for loan losses to period-end loans	1.85%	1.95%	1.87%
Non-performing assets to period-end assets	.68%	1.29%	1.07%
Non-performing loans to period-end loans	.65%	.58%	.66%
Annualized net charge-offs to average loans	.25%	.93%	.43%

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GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except number of shares)

	March 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Cash	$ 66,285	$ 67,694
Interest-bearing deposits in other financial institutions	23,878	7,120
Cash and cash equivalents	90,163	74,814
Available-for-sale securities	275,534	259,600
Held-to-maturity securities	46,107	53,944
Mortgage loans held for sale	399	1,243
Loans receivable, net of allowance for loan losses of
$21,329 - March 2004; $20,844 - December 2003	1,128,552	1,092,954
Interest receivable:
Loans	5,316	5,019
Investments	1,665	1,919
Prepaid expenses and other assets	12,304	7,689
Foreclosed assets held for sale, net	3,396	9,034
Premises and equipment, net	21,042	19,892
Federal Home Loan Bank stock	8,672	11,785
Deferred income taxes	2,707	2,830
Total Assets	$ 1,595,857	$ 1,540,723
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 1,207,032	$ 1,137,427
Federal Home Loan Bank advances	149,479	204,787
Short-term borrowings	83,634	53,534
Trust preferred subordinated debentures	18,637	18,263
Accrued interest payable	1,590	1,679
Advances from borrowers for taxes and insurance	472	202
Accounts payable and accrued expenses	4,835	3,944
Income taxes payable	4,829	1,339
Total Liabilities	1,470,508	1,421,175
Stockholders' Equity:
Capital stock
Serial preferred stock, $.01 par value;
authorized 1,000,000 shares; none issued	--	--
Common stock, $.01 par value; authorized 20,000,000 shares; issued
12,325,002 shares	123	123
Additional paid-in capital	17,556	17,451
Retained earnings	168,979	164,159
Accumulated other comprehensive income:
Unrealized gain (loss) on available-for-sale securities,
net of income taxes	1,025	(65)
	187,683	181,668
Less treasury common stock, at cost	62,334	62,120
Total Stockholders' Equity	125,349	119,548
Total Liabilities and Stockholders' Equity	$ 1,595,857	$ 1,540,723

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GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	THREE MONTHS ENDED
	March 31,
	2004	2003
	(Unaudited)
INTEREST INCOME
Loans	$ 16,365	$ 15,321
Investment securities and other	3,487	3,256
TOTAL INTEREST INCOME	19,852	18,577
INTEREST EXPENSE
Deposits	4,073	4,511
Federal Home Loan Bank advances	1,231	1,451
Short-term borrowings and trust preferred subordinated debentures	341	283
TOTAL INTEREST EXPENSE	5,645	6,245
NET INTEREST INCOME	14,207	12,332
PROVISION FOR LOAN LOSSES	1,200	1,200
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,007	11,132
NONINTEREST INCOME
Commissions	1,933	1,383
Service charges and ATM fees	2,836	2,437
Net gains on loan sales	265	552
Net realized gains (losses) on sales of available-for-sale securities	(8)	114
Other income	506	478
TOTAL NONINTEREST INCOME	5,532	4,964
NONINTEREST EXPENSE
Salaries and employee benefits	5,128	4,279
Net occupancy expense	1,657	1,450
Postage	431	421
Insurance	172	163
Advertising	195	155
Office supplies and printing	197	209
Expense on foreclosed assets	167	263
Other operating expenses	1,351	949
TOTAL NONINTEREST EXPENSE	9,298	7,889
INCOME BEFORE INCOME TAXES	9,241	8,207
PROVISION FOR INCOME TAXES	3,050	2,749
NET INCOME	$ 6,191	$ 5,458
BASIC EARNINGS PER COMMON SHARE	$.90	$.80
DILUTED EARNINGS PER COMMON SHARE	$.89	$.79
DIVIDENDS DECLARED PER COMMON SHARE	$.20	$.15